Exhibit 10.26(d)

Execution Version

TWIN RIVER WORLDWIDE HOLDINGS, INC.

AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT(S)

THIS AMENDMENT (this “Amendment”) is effective as of September 23, 2015 between Twin River Worldwide Holdings, Inc. (f/k/a BLB Worldwide Holdings, Inc., the “Company”) and Glenn Carlin (the “Participant”):

RECITALS

WHEREAS, the Company and the Participant have previously entered into one or more Nonqualified Stock Option Agreements (each, as applicable and as previously amended, an “Option Agreement”).

WHEREAS, the purpose of this Amendment is to change the second put period during each applicable year from November to October of the applicable year. Capitalized terms not otherwise defined herein will have the same meaning as in the applicable Option Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.          The applicable definitions set forth in Section 3(c) of each Option Agreement are hereby amended and restated in their entirety as follows:

The “Second 2016 Put Period” shall mean “October of 2016”.

The “Second 2017 Put Period” shall mean “October of 2017”.

The “Second 2018 Put Period” shall mean “October of 2018”.

The “Second Subsequent Put Period” shall mean “October of any year after 2018”.

2.          Except as amended hereby, each Option Agreement will remain in full force and effect in accordance with its terms.

Twin River Worldwide Holdings, Inc.

By:	/s/ George Papanier
Name:	George Papanier
Title:	Chief Executive Officer

Agreed and acknowledged:

/s/ Glenn Carlin
Glenn Carlin